Exhibit 10.1

THE PANTRY, INC.

(a Delaware corporation)

5,000,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: October 13, 2004

- i -

			(ix) Absence of Further Requirements	14
			(x) No Association with NASD	14
			(xi) Due Organization	14
	(c	)	Representations and Warranties by the Forward Purchaser	15
	(d	)	Officer’s Certificates	15

SECTION 2.	Sale and Delivery to Underwriters; Closing.			15
	(a	)	Initial Securities	15
	(b	)	Option Securities	16
	(c	)	Payment	17
	(d	)	Denominations; Registration	17

SECTION 3.	Covenants of the Company			18
	(a	)	Compliance with Securities Regulations and Commission Requests	18
	(b	)	Filing of Amendments	18
	(c	)	Delivery of Registration Statements	18
	(d	)	Delivery of Prospectuses	19
	(e	)	Continued Compliance with Securities Laws	19
	(f	)	Blue Sky Qualifications	19
	(g	)	Rule 158	19
	(h	)	Use of Proceeds	20
	(i	)	Listing	20
	(j	)	Restriction on Sale of Securities	20
	(k	)	Reporting Requirements	20
	(l	)	Restrictions on Dividends	20

SECTION 4.	Payment of Expenses.			21
	(a	)	Expenses	21
	(b	)	Expenses of the Selling Shareholders	21
	(c	)	Termination of Agreement	21
	(d	)	Allocation of Expenses	22

SECTION 5.	Conditions of Underwriters’ Obligations			22
	(a	)	Effectiveness of Registration Statement	22
	(b	)	Opinion of Counsel for Company	22
	(c	)	Opinion of Counsel for the Selling Shareholders	22
	(d	)	Opinion of Counsel for Underwriters	22
	(e	)	Officers’ Certificates	23
	(f	)	Certificate of Selling Shareholders	23
	(g	)	Accountants’ Comfort Letters	23
	(h	)	Bring-down Comfort Letters	23
	(i	)	Listing	24
	(j	)	No Objection	24
	(k	)	Lock-up Agreements	24
	(l	)	Maintenance of Rating	24
	(m	)	Conditions to Purchase of Option Securities	24

- ii -

	(n) Additional Documents	25
	(o) Termination of Agreement	25
SECTION 6.	Indemnification.	25
	(a) Indemnification of Underwriters	25
	(b) Indemnification of Company, Directors and Officers and Selling Shareholders	27
	(c) Actions against Parties; Notification	27
	(d) Settlement without Consent if Failure to Reimburse	28
	(e) Other Agreements with Respect to Indemnification	28
SECTION 7.	Contribution	28
SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	30
SECTION 9.	Termination of Agreement	30
	(a) Termination; General	30
	(b) Liabilities	30
SECTION 10.	Default by One or More of the Underwriters	31
SECTION 11.	Default by one or more of the Selling Shareholders	31
SECTION 12.	Issuance and Sale by Company	32
SECTION 13.	Tax Disclosure	32
SECTION 14.	Notices	32
SECTION 15.	Parties	33
SECTION 16.	GOVERNING LAW AND TIME	33
SECTION 17.	Counterparts	33
SECTION 18.	Effect of Headings	33

- iii -

THE PANTRY, INC.

(a Delaware corporation)

5,000,000 Shares of Common Stock

(Par Value $.01 Per Share)

PURCHASE AGREEMENT

October 13, 2004

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Goldman, Sachs & Co.

William Blair & Company L.L.C.

Jefferies & Company, Inc.

Morgan Keegan & Company, Inc. as Representatives of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

North Tower

World Financial Center

New York, New York 10080

Ladies and Gentlemen:

The Pantry, Inc., a Delaware corporation (the “Company”) and Merrill Lynch International (“MLI” or the “Forward Purchaser”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and MLI (the “Forward Agreement”) relating to the forward sale by the Company of a number of shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) equal to the number of shares of Common Stock to be sold by the Forward Purchaser pursuant to this Agreement, and the persons listed in Schedule B-2 hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman, Sachs & Co., William Blair & Company L.L.C., Jefferies & Company, Inc. and Morgan Keegan & Company, Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Forward Purchaser (or in the event the Company issues and sells shares of Common Stock to the

Underwriters pursuant to Section 12(a) hereof, the Company) and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock set forth in Schedules A, B-1 and B-2 hereto and (ii) the grant by the Selling Shareholders to the Underwriters, in each case acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 750,000 additional shares of Common Stock to cover overallotments, if any. The 1,500,000 shares of Common Stock to be borrowed and sold by the Forward Purchaser to the Underwriters are referred to as the “Borrowed Securities.” The aforesaid 5,000,000 shares of Common Stock to be purchased by the Underwriters, including the Borrowed Securities (the “Initial Securities”), and all or any part of the 750,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company, the Forward Purchaser and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and that the Underwriters intend to first allocate the Borrowed Securities to purchasers in the public offering.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-116972) covering the registration of the Securities and other securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”), including a related prospectus, which has become effective. Such registration statement as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness is hereinafter referred to as the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the rule and regulations of the Commission under the 1933 Act (the “1933 Act Regulations) is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus included in the Registration Statement at the time it became effective, as supplemented by the final prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and the Forward Purchaser as of the date hereof (with such representations and warranties being made as of the date hereof), as of the Closing Time referred to in Section 2(c) hereof (with such representations and warranties being made as of the Closing Time), and as of each Date of Delivery (if any) referred to in Section 2(b) hereof (with such representations and warranties being made as of each such Date of Delivery), and agrees with each Underwriter and the Forward Purchaser, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, on the date hereof and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing (1) by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus or (2) by any Selling Shareholder expressly for use in response to Item 7 of Form S-3 in the Registration Statement or Prospectus.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. Deloitte & Touche LLP has not provided to the Company or its subsidiaries any non-audit services, the provision of which is prohibited by applicable law or accounting standards.

(iv) Financial Statements. The historical financial statements of the Company included and incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. To the Company’s knowledge, the historical financial statements of the Golden Gallon Group, together with the related schedules and notes, incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position of the

Golden Gallon Group at the dates indicated and the statements of income, Royal Ahold stated invested equity and cash flows of the Golden Gallon Group for the periods specified; said financial statements have been prepared in conformity with United States GAAP applied on a consistent basis throughout the periods involved.

The summary historical financial information included in the Registration Statement and the Prospectus and the selected historical financial data incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus. The pro forma financial statements and pro forma financial information of the Company, its subsidiaries and entities acquired by the Company or its subsidiaries and the related notes thereto, included and/or incorporated by reference in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and pro forma financial information and have been properly compiled on the bases described therein, and the Company believes that the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All financial statements and pro forma financial statements required to be included in the Registration Statement and the Prospectus pursuant to the 1933 Act, the 1933 Act Regulations and Regulation S-X have been included or incorporated by reference in the Registration Statement and the Prospectus.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each subsidiary of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for restrictions on transfer imposed by federal or state securities laws); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are Kangaroo, Inc., a Georgia corporation, and R. & H. Maxxon, Inc., a South Carolina corporation.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or the Forward Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders and the Borrowed Securities, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders and the Borrowed Securities, was issued in violation of the preemptive or other similar rights of any securityholder of the Company; to the Company’s knowledge, the sale of shares of Common Stock by the Selling Shareholders or the Forward Purchaser to the Underwriters will not trigger any co-sale or tag-along rights or other similar rights of any other securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of Forward Agreement. The Forward Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Forward Agreement conforms in all material respects to the descriptions thereof in the Prospectus.

(xi) Authorization of Securities Sold by the Company to the Forward Purchaser. The Securities to be purchased by the Forward Purchaser from the Company have been duly authorized for issuance and sale to the Forward Purchaser pursuant to the Forward Agreement and, when issued and delivered by the Company pursuant to the Forward Agreement against payment of the consideration set forth therein, will be validly issued and fully paid and non-assessable.

(xii) Authorization of Securities Sold by the Company to the Underwriters. If the Company issues and sells shares of Common Stock to the Underwriters pursuant to Section 12 hereof, the Securities to be purchased by the Underwriters from the Company will have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable.

(xiii) Description of Securities. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of their respective charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Forward Agreement and the consummation of the transactions contemplated herein, in the Forward Agreement and in the Registration Statement (including the sale of the Securities by the Selling Shareholders, the settlement by the Company of the Forward Agreement and the use of the proceeds to the Company from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance (“Lien”) upon any property or assets of the Company or any subsidiary pursuant to, or require any consent under or permit any third party to terminate, any of the Agreements and Instruments, except for such breaches, defaults, Repayment Events, Liens, consents or terminations that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary; provided, however, that no requirement that the Company prepay a portion of the loans under its March 12, 2004 Amended and Restated Credit Agreement (as amended) with the net cash proceeds of any issuance of the Company’s equity shall constitute a Repayment Event.

(xv) Absence of Labor Disputes. Other than as set forth in the Registration Statement or the documents incorporated by reference therein, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers or vendors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xvi) Absence of Proceedings. Other than as set forth in the Registration Statement or the documents incorporated by reference therein, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Forward Agreement or the performance by the Company of its obligations hereunder or under the Forward Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the documents incorporated by reference therein, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xvii) Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act or the 1934 Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xviii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, have the right to use or can acquire adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own, possess, have the right to use or have the ability to acquire any such Intellectual Property would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Forward Agreement, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or as may be required by state securities laws.

(xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in, or incorporated by reference into, the Prospectus or (b) do not, singly or in the aggregate, affect the value of such property, do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in, or incorporated by reference into, the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims which would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxii) Investment Company Act. The Company is not, and following the issuance and sale of the Securities as contemplated herein and in the Forward Agreement and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds”, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii) Environmental Laws. Except as described in the Registration Statement or in a document incorporated by reference therein or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, licenses, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or any Environmental Laws.

(xxiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities (1) registered pursuant to the Registration Statement (except for rights which have been complied with or waived) or (2) otherwise registered by the Company under the 1933 Act (except as described in the Prospectus or in a document incorporated by reference therein).

(xxv) Stabilization or Manipulation. Neither the Company nor any of its executive officers, directors or, to its knowledge, controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

(xxvi) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxvii) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxviii) Suppliers. To the Company’s knowledge, no supplier of merchandise or gasoline to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or indicated to the Company or an executive officer of the Company an interest in decreasing or ceasing its sales to the Company or otherwise materially modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices between the Company and such supplier.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter with respect to itself as of the date hereof (with such representations and warranties being made as of the date hereof), as of the Closing Time (with such representations and warranties being made as of the Closing Time), and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery (with such representations and warranties being made as of each such Date of Delivery), and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that with respect to each Selling Shareholder this representation shall be limited to information provided by such Selling Shareholder in writing expressly for use in the Registration Statement or Prospectus or any amendments or supplements thereto.

(ii) Authorization of this Agreement. Such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii) Authorization of Power of Attorney and Custody Agreement. Such Selling Shareholder has the full right, power and authority to enter into a Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder. The Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder. Each Attorney-in-Fact named in the Power of Attorney and Custody Agreement of such Selling Shareholder is authorized to execute and deliver this

Agreement and any certificates that may be required pursuant to this Agreement on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

(iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties. Such Selling Shareholder has no registration rights with respect to the Registration Statement other than rights which have been complied with by the Company or waived by such Selling Shareholder.

(v) Certificates Suitable for Transfer. The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with Wachovia Bank, N.A. (the “Custodian”) with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(vi) Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances, and has the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(vii) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has “notice” of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement.

(viii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained under the 1933 Act or the 1933 Act Regulations or state securities laws and except for any filings which may be required after the date hereof pursuant to Sections 13 and 16 of the 1934 Act.

(x) No Association with NASD. Neither such Selling Shareholder nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is an associated person of (within the meaning of Article I, Section 1(q) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

(xi) Due Organization. Each Selling Shareholder has been duly organized and is validly existing as a limited partnership in good standing in the jurisdiction of its organization.

(c) Representations and Warranties by the Forward Purchaser. The Forward Purchaser represents and warrants to each Underwriter as of the date hereof (with such representations and warranties being made as of the date hereof), and as of the Closing Time (with such representations and warranties being made as of the Closing Time), and agrees with each Underwriter, as follows:

(i) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Forward Purchaser and, at the Closing Time and each Date of Delivery, such Forward Purchaser will have full right, power and authority to sell, transfer and deliver the Borrowed Securities.

(ii) Authorization of the Forward Agreement. The Forward Agreement has been duly authorized, executed and delivered by such Forward Purchaser and constitutes a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii) Right to Transfer. Such Forward Purchaser will, at the Closing Time and at each Date of Delivery, have the free and unqualified right to transfer the Borrowed Securities to be sold by such Forward Purchaser hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer the Borrowed Securities purchased by it from such Forward Purchaser, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of any kind.

(d) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby, and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. (i) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, and the Forward Purchaser (or in the event the Company issues and sells shares of Common Stock to the Underwriters pursuant to Section 12(a) hereof, the

Company), agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder and the Forward Purchaser (or in the event the Company issues and sells shares of Common Stock to the Underwriters pursuant to Section 12(a) hereof, the Company), at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedules B-1 and B-2 opposite the name of such Selling Shareholder or the Forward Purchaser, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10(a) hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(ii) If the Company does not meet all of the conditions to effectiveness set forth in the Forward Agreement on or prior to the Closing Time, the Forward Purchaser, in its sole discretion, may choose not to borrow and deliver for sale the number of Borrowed Securities set forth in Schedule B-1 under the column entitled “Number of Initial Securities to be Sold”. In addition, in the event that the Forward Purchaser is unable to borrow and deliver for sale under this Agreement all of the Borrowed Securities set forth in Schedule B-1 or if to do so would entail a stock loan cost in excess of 50 basis points per annum, the Forward Purchaser shall only be required to deliver for sale the aggregate number of shares of Common Stock that the Forward Purchaser is able to borrow.

(iii) If, pursuant to Section 2(a)(ii), the Forward Purchaser does not borrow and deliver for sale the number of Borrowed Securities set forth in Schedule B-1 under the column entitled “Number of Initial Securities to be Sold”, the Forward Purchaser will use its best efforts to notify the Company no later than the Closing Time.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 750,000 shares of Common Stock, as set forth in Schedule B-2, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Option Securities being sold by the Selling Shareholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. If less than all of the Option Securities are to be sold, Option Securities will be sold by the Selling Shareholders on a pro rata basis in accordance with the number of Option Securities set forth in Schedule B-2.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives, the Forward Purchaser, the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 or 12), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Forward Purchaser, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

Payment shall be made to the Selling Shareholders and the Forward Purchaser (or in the event the Company issues and sells shares of Common Stock to the Underwriters pursuant to Section 12 hereof, the Company) by wire transfer of immediately available funds to bank accounts designated by the Selling Shareholders and the Forward Purchaser (or the Company), as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 415 of the 1933 Act Regulations, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters have been or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company intends to use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its reasonable best efforts to maintain the quotation of the Common Stock (including the Securities) on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market, including, when required, a notification of change in the number of shares of common stock outstanding.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) the issuance of shares of Common Stock by the Company to the Forward Purchaser under the Forward Agreement.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Restrictions on Dividends. The Company will not, directly or indirectly, declare any dividends or distributions payable on the Initial Securities but not payable on the Option Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, the Forward Agreement and any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and certificates for the Common Stock to be issued and sold pursuant to the Forward Agreement, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters or the Common Stock to be issued and sold pursuant to the Forward Agreement, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, the Company’s expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the inclusion of the Securities and the Common Stock to be issued and sold pursuant to the Forward Agreement in the Nasdaq National Market and (xii) the fees and expenses related to the Forward Agreement.

(b) Expenses of the Selling Shareholders. The Selling Shareholders, severally but not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors (unless the Company is otherwise required to or agrees to pay such expenses).

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), or Section 9(a)(vi) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and any Selling Shareholder may make for the sharing of costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Forward Purchaser and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become and remains effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission in accordance with Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the regulations promulgated under the 1933 Act and in accordance with Section 3(a) hereof.

(b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel for the Company, Leath, Bouch & Crawford LLP, South Carolina counsel to the Company, and Smith Hulsey & Busey, Florida counsel to the Company, in each case in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in the form set forth in Exhibits A, C and D hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Bingham McCutchen LLP, counsel for the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in the form set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the Selling Shareholders and certificates of public officials.

(d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver &

Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (vi), (viii), (ix), (x) and (xi) of Exhibit A hereto and in clause (3) of Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(f) Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(g) Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP letters in the form of Annexes A and B hereto, in each case dated the date hereof, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h) Bring-down Comfort Letters. At Closing Time, the Representatives shall have received letters from Deloitte & Touche LLP, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i) Listing. At Closing Time, the Securities shall continue to be listed on the Nasdaq National Market.

(j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements or such confirmation shall not be necessary in the view of the Representatives.

(k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule D hereto.

(l) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificates. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. The favorable opinions of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel for the Company, Leath, Bouch & Crawford LLP, South Carolina counsel to the Company, and Smith Hulsey & Busey, Florida counsel to the Company, in each case in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Counsel for the Selling Shareholders. The favorable opinion of Bingham McCutchen LLP, counsel for the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Forward Purchaser and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters and the Forward Purchaser. The Company and the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an

“Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Company agrees to indemnify and hold harmless the Forward Purchaser and each person, if any, who controls the Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including subject to Section 6(c) the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter (or by the Forward Purchaser, with respect to indemnification by the Company of the Forward Purchaser) through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the Company and the Selling Shareholders will not be liable to any Underwriter or any person controlling such Underwriter or to any Forward Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the Underwriter sold securities to a person to whom such Underwriter failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the Prospectus (as amended or supplemented) if the Company has previously furnished copies thereof to the Underwriter (sufficiently in advance of the Closing Time to allow for distribution of the Prospectus in a timely manner) and complied with their obligations under Sections 3(b), 3(c) and 3(d) hereof and the loss, liability, claim, damage or expense of the Underwriter or any Forward Purchaser resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such preliminary prospectus (as amended or supplemented) which was corrected in the Prospectus (as amended or supplemented); provided, further, that the liability of any Selling Shareholder under this Section shall be limited to an amount not exceeding the proceeds received by such Selling Shareholder from the sale of Securities hereunder (before deducting the underwriting discount and expenses). Notwithstanding the foregoing, the liability of any Selling Shareholder under this Section shall be limited to information furnished in writing by such Selling Shareholder to the Company or the Underwriters expressly for use in the Registration Statement or any preliminary prospectus or the Prospectus.

(b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and in the case of indemnification pursuant to Section 6(b) above, counsel to such indemnified parties shall be selected by the Company and reasonably acceptable to the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreement) and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Agreement) and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, the Forward Purchaser and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities, or (vi) if the Forward Purchaser, pursuant to Section 2(a)(ii) hereof, does not deliver Borrowed Securities for sale, and the Company and/or the Selling Shareholders fail to deliver a number of shares of Common Stock equal to the number of shares that the Forward Purchaser does not deliver pursuant to Section 12 hereof.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and the Selling Shareholders, shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B-2 hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 12. Issuance and Sale by Company.

(a) In the event that (1) the Company does not meet all of the conditions to effectiveness set forth in the Forward Agreement on or prior to the Closing Time, or (2) the Forward Purchaser is unable to borrow and deliver for sale under this Agreement all of the Borrowed Securities set forth in Schedule B-1, or if to do so would entail a stock loan cost in excess of 50 basis points per annum, the Company shall issue and sell in whole but not in part a number of shares of Common Stock equal to the number of shares that the Forward Purchaser does not deliver. Each of the Representatives and the Company shall have the right to postpone the Closing Time for a period not exceeding one business day following notice from the Forward Purchaser that it is unable to borrow and deliver the Common Stock in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b) The Forward Purchaser shall not have any liability whatsoever for any Borrowed Securities it does not deliver to the Company, the Underwriters or any other party if the Forward Purchaser (i) elects not to deliver Borrowed Securities because the Company has failed to meet all of the conditions to effectiveness set forth in the Forward Agreement or (ii) is unable to borrow and deliver for sale Borrowed Securities or if to do so would entail a stock loan cost in excess of 50 basis points per annum.

SECTION 13. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters and the Forward Purchaser shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.;

notices to the Company shall be directed to it at The Pantry, Inc., 1801 Douglas Drive, Sanford, North Carolina 27330, attention of Dan Kelly, with a copy to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, 2500 Wachovia Capitol Center, Post Office Box 2611, Raleigh, North Carolina 27602-2611, attention of Carl N. Patterson; and notices to the Selling Shareholders shall be directed to them c/o Freeman Spogli & Co., 599 Lexington Avenue, 18th Floor, New York, NY 10022, attention of Todd Halloran, with a copy to Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10020, attention of Ann Chamberlain and Roger Lustberg.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Forward Purchaser and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Forward Purchaser and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Forward Purchaser and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Forward Purchaser and the Attorneys-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Forward Purchaser and the Selling Shareholders in accordance with its terms.

Very truly yours,

THE PANTRY, INC.

By	/s/ Peter J. Sodini
Name:	Peter J. Sodini
Title:	President and Chief Executive Officer

MERRILL LYNCH INTERNATIONAL

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as agent

By	/s/ Edward Aitken
Name:	Edward Aitken
Title:	Vice President

FS EQUITY PARTNERS III, L.P.
FS EQUITY PARTNERS IV, L.P.
FS EQUITY PARTNERS INTERNATIONAL, L.P.

By	/s/ Todd W. Halloran
As Attorney-in-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

GOLDMAN, SACHS & CO.

WILLIAM BLAIR & COMPANY L.L.C.

JEFFERIES & COMPANY, INC.

MORGAN KEEGAN & COMPANY, INC.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Edward Aitken
Edward Aitken

For themselves and as Representatives of the

other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriters	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,148,750
Goldman, Sachs & Co	1,289,250
William Blair & Company L.L.C.	668,500
Jefferies & Company, Inc	334,250
Morgan Keegan & Company, Inc.	334,250
C. L. King & Associates, Inc.	75,000
Oppenheimer & Co. Inc.	75,000
SunTrust Capital Markets, Inc.	75,000

Total	5,000,000

Sch A-1

SCHEDULE B-1

Number of Securities to be Sold
Merrill Lynch International	1,500,000

Sch B-1

SCHEDULE B-2

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
FS Equity Partners III, L.P.	2,283,854	489,397
FS Equity Partners IV, L.P.	1,124,229	240,906
FS Equity Partners	91,917	19,697
International, L.P.

Total	3,500,000	750,000

Sch B-2

SCHEDULE C

THE PANTRY, INC.

5,000,000 Shares of Common Stock

(Par Value $.01 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $22.96.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $21.8694, being an amount equal to the initial public offering price set forth above less $1.0906 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

SCHEDULE D

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

FS Equity Partners III, L.P.

FS Equity Partners IV, L.P.

FS Equity Partners International L.P.

Todd Halloran

Charles Rullman

Peter Starrett

Hubert Yarbrough

Byron Allumbaugh

Paul Brunswick

Tom Murnane

Peter Sodini

Steve Ferreira

Joseph Krol

Dan Kelly

Dave Zaborski

Sch D-1

Exhibit A

FORM OF OPINION OF

SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

TO BE DELIVERED PURSUANT TO SECTION 5(b)

OFFICES 2500 Wachovia Capitol Center Raleigh, North Carolina 27601	October 19, 2004	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Goldman, Sachs & Co.

William Blair & Company L.L.C.

Jefferies & Company, Inc.

Morgan Keegan & Company, Inc.

            as Representatives of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

North Tower

World Financial Center

New York, New York 10080

Ladies and Gentlemen:

We have acted as counsel for The Pantry, Inc., a Delaware corporation (the “Company”), in connection with that certain Purchase Agreement (the “Purchase Agreement”) dated as of October 13, 2004, between the Company, the persons listed in Schedule B-2 thereto (the “Selling Shareholders”), Merrill Lynch International (the “Forward Purchaser”), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Goldman, Sachs & Co., William Blair & Company, Jefferies & Company, Inc., Morgan Keegan & Company, Inc. and each of the other Underwriters named in Schedule A thereto (collectively, the “Underwriters”), relating to (1) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) set forth in Schedules A and B-2 thereto, (2) the sale by the Forward Purchaser of One Million Five Hundred Thousand (1,500,000) shares of Common Stock to the Underwriters pursuant to the Purchase Agreement and the Confirmation of Forward Stock Sale Transaction, dated October

13, 2004, between the Company and the Forward Purchaser (the “Forward Agreement”) and (3) the grant by the Selling Shareholders to the Underwriters of the option described in Section 2(b) of the Purchase Agreement to purchase all or any part of Seven Hundred Fifty Thousand (750,000) additional shares of Common Stock to cover overallotments, if any. This opinion is delivered to you in compliance with Section 5(b) of the Purchase Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the same meanings as are ascribed to them in the Purchase Agreement.

We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. These documents included, among other things, the following:

(a) The Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”);

(b) The Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”);

(c) The records of certain proceedings and actions of the Board of Directors of the Company relating to the transactions contemplated by the Purchase Agreement and the Forward Agreement, which have been certified to us as constituting all of the proceedings and actions relating thereto;

(d) The Purchase Agreement;

(e) The Registration Statement and the Prospectus;

(f) The Forward Agreement;

(g) The Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2003, as amended (the “Form 10-K”); and

(h) The contracts filed either as exhibits to the Registration Statement (or any report incorporated by reference into the Registration Statement) or identified on Exhibit B attached hereto.

Where we have considered it appropriate, as to certain facts we have relied with your permission, without investigation or analysis of any underlying data contained therein, upon (i) certificates or other comparable documents of public officials, and (ii) certificates of officers of the Company who by position we believe are responsible (including without limitation the officers’ certificate dated October 19, 2004 referred to as the “Officers’ Certificate” in our opinions below and attached hereto as Exhibit A). In rendering our opinion that the Company is “validly existing as a corporation” and “is in good standing” under the laws of the State of Delaware, we have relied solely upon a Certificate of Good Standing regarding the Company from the Delaware Secretary of State dated October 12, 2004.

Except as otherwise specifically identified below, in rendering our opinions concerning the Company’s corporate power to operate its business as described in the Prospectus, we have relied solely upon the Officers’ Certificate to identify the jurisdictions in which the conduct of such entity’s business is material to the operations of the Company and its subsidiaries taken as a whole. Furthermore, we have relied upon and assumed the correctness of the representations and warranties of the Company, as to matters of fact, contained in the Purchase Agreement and the Forward Agreement. Except as relates to the authorization, execution and delivery by the Company of the Purchase Agreement and the Forward Agreement and of other documents executed and delivered by the Company in connection therewith or in connection with the other matters regarding which we opine herein, we have assumed without investigation (i) the due promulgation and validity of all statutes, regulations, administrative procedures, determinations, permits and orders, (ii) the authenticity and completeness of all documents submitted to us as originals, (iii) the conformity to authentic original documents and completeness of each document submitted to us as a copy, (iv) the genuineness of all signatures and authority of all signatories that are on such originals or copies, (v) that there have been no modifications, waivers or amendments to any of the agreements or other documents we have reviewed, and (vi) that the certificates of public officials dated earlier than the date hereof remain accurate from such earlier date through and including the date hereof.

We have assumed for the purposes of the opinions below, other than with respect to the Company, that each of the parties who have executed the agreements and contracts referred to herein as individuals have sufficient legal capacity to execute the same, that each of the other parties to the agreements and contracts referred to herein is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; that each such party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such parties other than the Company, as applicable, enforceable against such other parties in accordance with their respective terms.

The phrases “to our knowledge” and “known to us” mean the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. “Primary lawyer group” means any lawyer in this firm (i) who signs this opinion letter, (ii) who is actively involved in negotiating or documenting the transactions contemplated by the Purchase Agreement and/or the Forward Agreement or in reviewing the Registration Statement and Prospectus for purposes of the transactions contemplated by the Purchase Agreement and/or the Forward Agreement or who has rendered significant legal services to the Company in the past twelve (12) months, or (iii) solely as to information relevant to a particular opinion or factual confirmation issue, who is primarily responsible for providing the response concerning the particular opinion or issue.

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina with experience in similar transactions exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the transactions contemplated by the Purchase Agreement and/or the Forward Agreement or both.

We have participated in conferences and discussions with officers and other representatives of the Company, representatives of the Selling Shareholders, representatives of the independent public accountants for the Company, and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and any amendments or supplements thereto made by the Company prior to the date hereof and related matters were discussed and have conducted such other review as we deemed necessary, and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and any amendments or supplements thereto made by the Company prior to the date hereof (except to the extent set forth in paragraph (xv) below), no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief as to the financial statements, notes thereto, other financial data and supporting schedules included in, or incorporated by reference in, the Registration Statement or Prospectus or omitted therefrom).

Based upon and subject to the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, it is our opinion that:

(i) The Company is validly existing as a corporation and is in good standing under the laws of the State of Delaware.

(ii) The Company has the corporate power to execute, deliver and perform its obligations under the Purchase Agreement and the Forward Agreement and to operate its business as described in the Prospectus.

(iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for issuances subsequent to June 24, 2004, pursuant to the Purchase Agreement and the Forward Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or any document incorporated by reference therein or pursuant to the exercise of convertible securities, warrants or options referred to in the Prospectus or any document incorporated by reference therein); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders and the Forward Purchaser, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any security holder of the Company imposed by the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws or any contract listed as an exhibit to the Registration Statement (or any report incorporated by reference into the Registration Statement) or on Exhibit B hereto.

(iv) The Common Stock to be purchased by the Forward Purchaser from the Company has been duly authorized for issuance and sale to the Forward Purchaser pursuant to the Forward Agreement and, when issued and delivered by the Company pursuant to the Forward Agreement against payment of the consideration set forth in the Forward Agreement, will be validly issued and fully paid and non-assessable.

(v) If the Company issues and sells shares of Common Stock pursuant to Section 12 of the Purchase Agreement, the Common Stock to be purchased by the Underwriters from the Company will have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement, and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth therein, will be validly issued and fully paid and non-assessable.

(vi) The issuance and sale of the Common Stock by the Company pursuant to the Forward Agreement, and if applicable, the Purchase Agreement, and the sale of the Common Stock by the Selling Shareholders and the Forward Purchaser is not subject to preemptive rights of any security holder of the Company imposed by the Delaware General Corporation Law, the Certificate of Incorporation or Bylaws or any contract listed as an exhibit to the Registration Statement (or any report incorporated by reference into the Registration Statement) or on Exhibit B hereto.

(vii) The issuance and sale by the Company of Settlement Shares (as defined in the Forward Agreement) to the Forward Purchaser in settlement of the Forward Agreement in accordance with the terms thereof will not require registration under the Securities Act of 1933, as amended (the “1933 Act”), and the Forward Purchaser will not have an obligation to deliver a Prospectus in connection with the Settlement Shares delivered to it by the Company upon such settlement, assuming that (i) Prospectuses were delivered by the Underwriters in connection with sales of Borrowed Shares in an amount not less than the Base Amount (as defined in the Forward Agreement), and (ii) the Forward Purchaser only delivers the Settlement Shares to close out open borrowings created in the course of the hedging activities created by the Forward Purchaser relating to its exposure under the Forward Agreement in compliance with the Forward Agreement.

(viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Forward Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(x) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement [or any Rule 462(b) Registration Statement] has been issued under the 1933 Act and (b) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xi) The Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements, notes thereto, other financial data and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

(xii) The documents incorporated by reference in the Prospectus (other than the financial statements, notes thereto, other financial data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed, as amended, with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the 1934 Act Regulations”).

(xiii) The form of certificate to be used to evidence the Initial Securities complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Certificate of Incorporation and Bylaws.

(xiv) To our knowledge and other than as disclosed in the Registration Statement or the documents incorporated by reference in the Registration Statement, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary of the Company is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the Forward Agreement or the performance by the Company of its obligations thereunder.

(xv) The information in the Form 10-K under “Business—Government Regulation and Environmental Matters” (with respect to United States federal and North Carolina state laws and regulations), and in the Prospectus under “Shares Eligible for Future Sale” and in the Registration Statement under Item 15, to the extent that it constitutes summaries of laws or documents, fairly summarizes the legal matters and documents therein described. The information in the Prospectus under “Material United States Tax Considerations for Non-U.S. Holders of the Common Stock” has been reviewed by us and fairly summarizes the legal matters therein described.

(xvi) To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other contractual instruments required to be described in or filed as exhibits to the Registration Statement or the documents incorporated by reference in the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental authority, agency, body or court of the State of

North Carolina, the State of Delaware (with respect to the Delaware General Corporation Law) or the United States is required in connection with (A) the execution, delivery and performance of the Purchase Agreement or the Forward Agreement by the Company or (B) the offering, issuance, sale or delivery of the Securities, except (i) as may be required under state securities or blue sky laws (as to which we express no opinion) or (ii) as have been obtained and, in the case of filings, such filings have been made under the 1933 Act.

(xviii) (A)The execution and delivery by the Company of the Purchase Agreement and the Forward Agreement, and the performance by the Company of its obligations therein, and the consummation of the transactions contemplated in the Purchase Agreement and the Forward Agreement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) (i) do not violate the Certificate of Incorporation or Bylaws, (ii) do not constitute a breach of or result in a default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under any Other Agreement (except for such breaches, defaults or Repayment Events as would not have a Material Adverse Effect); provided that we express no opinion with respect to any covenant, restriction or provision with respect to financial ratios, financial tests or other financial requirements, and (iii) do not violate the terms of any Court Order. For purposes hereof, (a) the term “Other Agreement” means any of those agreements listed as an exhibit to the Registration Statement (or a report incorporated by reference in the Registration Statement) or on Exhibit B attached hereto and (b) the term “Court Order” means any judicial or administrative judgment, order, decree or arbitral decision that names the Company and is specifically directed to it or its properties and that is listed on the Officers’ Certificate or that is known to us.

(B) The execution and delivery by the Company of the Purchase Agreement and the Forward Agreement, and the performance by the Company of its obligations therein, do not violate applicable provisions of federal, North Carolina or Delaware (with respect to Delaware General Corporation Law) statutory laws or regulations (except any antifraud laws or regulations as to which we express no opinion) which in our experience are normally applicable to transactions of the type contemplated by the Purchase Agreement and the Forward Agreement, and the consummation of the transactions contemplated in the Purchase Agreement and the Forward Agreement (including the issuance and sale of the Securities) does not violate applicable provisions of federal, North Carolina or Delaware (with respect to the Delaware General Corporation Law) statutory laws or regulations (except any antifraud laws or regulations as to which we express no opinion).

(C) The execution and delivery by the Company of the Purchase Agreement and the Forward Agreement, and the performance by the Company of its obligations therein, do not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to any Other Agreement (except for such liens, charges or encumbrances as would not have a Material Adverse Effect); provided that we express no opinion with respect to any covenant, restriction or provision with respect to financial ratios, financial tests or other financial requirements.

(xix) To our knowledge, except as disclosed in the Registration Statement, there are no persons with registration rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xx) The Company is not required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

The foregoing opinions are subject to the following additional assumptions, qualifications and limitations:

(A) The opinion expressed in paragraph (iii) hereof to the extent it concerns matters relating to the shares of Common Stock that were authorized and issued prior to June 14, 1999, other than the shares of Common Stock being sold by the Selling Shareholders pursuant to the Purchase Agreement, is based solely upon, and is subject to the assumptions and qualifications and limitations set forth in paragraph (iv) of the opinion of Riordan & McKenzie, a professional law corporation, a copy of which is attached as Exhibit C hereto.

(B) We are members of the Bar of the State of North Carolina only. As to matters relating to the laws of the State of South Carolina, you have received and relied exclusively upon, the opinion of Leath, Bouch & Crawford LLP of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. As to matters relating to the laws of the State of Florida, you have received and relied exclusively upon, the opinion of Smith, Hulsey & Busey of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. As to certain matters relating to the Selling Shareholders and as to matters relating to the laws of the State of New York, you have received and relied exclusively upon, the opinion of Bingham McCutchen LLP of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. We are not opining on, and we assume no responsibility as to, the applicability to or effect on any of the matters covered herein of the laws of the States of Delaware, South Carolina, Florida, New York or any other jurisdiction other than the federal law of the United States, North Carolina state law and the Delaware General Corporation Law. In addition, we are not expressing any opinion as to the effect of compliance by the Underwriters, the Forward Purchaser or any shareholder of the Company with any state or federal laws or regulations applicable to the transactions contemplated by the Purchase Agreement or the effect of compliance by the Forward Purchaser with any state or federal laws or regulations applicable to the transactions contemplated by the Forward Agreement because of the nature of any of their businesses or actions. We express no opinion with respect to state securities or “blue sky” laws.

(C) For purposes of the opinion expressed in paragraph (xiv) related to any pending or threatened action, suit, proceeding, inquiry or investigation which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the Forward Agreement or the performance by the Company of its obligations thereunder, we have not, with your permission, reviewed federal or state court dockets.

(D) The opinions expressed in paragraph (ix) above are subject to the following assumptions, qualifications and limitations:

(a) This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.

(b) This opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

(c) We express no opinion as to the enforceability of any provisions contained in the Forward Agreement that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion or provide that determination by a party is conclusive, (iv) require waivers or amendments to be made only in writing, (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws, or (vi) impose liquidated damages, penalties or forfeiture or that limit or alter laws requiring mitigation of damages.

(d) We do not express any opinion as to the enforceability of provisions of the Forward Agreement concerning choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process.

(e) We do not express any opinion as to the enforceability of provisions of the Forward Agreement purporting to waive the right of jury trial.

(f) We do not express any opinion as to the enforceability of provisions of the Forward Agreement purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees.

(g) We do not express any opinion as to the enforceability of provisions relating to evidentiary standards or other standards by which the Forward Agreement is to be construed.

(h) We do not express any opinion as to the enforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative.

(i) We do not express any opinion as to the enforceability of severability provisions.

(j) We do not express any opinion as to the enforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform.

(k) For purposes of our opinions, we have disregarded the choice of law provision in the Forward Agreement and, instead, have assumed that the Forward Agreement is governed exclusively by the internal, substantive law of the State of North Carolina.

(l) Notwithstanding the immediately preceding paragraph (k), based on the provisions in the Forward Agreement providing that the laws of the State of New York will govern the enforcement and interpretation of that agreement, we believe that a North Carolina court, if properly presented with the question, would apply the internal laws of the State of New York, as the laws governing the Forward Agreement unless (a) the court finds that the State of New York has no substantial relationship to the parties or the transactions contemplated by the Forward Agreement and there is no other reasonable basis for the parties’ choice or (b) application of the laws of the State of New York would be contrary to a fundamental policy of the State of North Carolina. We note, however, that choice-of-law issues are decided on a case-by-case basis, depending upon the facts of a particular transaction, and we are thus unable to conclude with certainty that a North Carolina court would give effect to such provisions.

(E) In rendering our opinion in paragraph (xviii), we have assumed that no person (including affiliates) who does not currently own at least twenty-five percent (25%) of the issued and outstanding Common Stock, will own twenty-five percent (25%) or more of the issued and outstanding Common Stock after the consummation of the transactions contemplated by the Purchase Agreement and the Forward Agreement.

(F) We have no knowledge of any, and this letter assumes no, (i) misrepresentation, intentional omission or deceit by the Company or any officer, director or other person or (ii) violation of any fiduciary duty owed to the Company or to any third person or entity.

(G) We have made no examination of, and no opinion is given herein as to, any Selling Shareholder’s title to or other ownership rights in, or the existence of any liens, charges, encumbrances, restrictions or limitations on, or adverse claims against, any of the property or assets of any Selling Shareholder, including any Selling Shareholder’s shares of the Company’s Common Stock.

(H) The opinions expressed in paragraphs (vii) and (xviii)(B) (insofar as paragraph (xviii)(B) relates to the registration of Settlement Shares by the Company under federal securities laws) are based, with your express permission, solely on an interpretation of Section 5 of the 1933 Act by the staff of the Securities and Exchange Commission (the “SEC”), set forth in the no-action letter addressed to Goldman, Sachs & Co. (available October 9, 2003) (the “Goldman Letter”). We draw to your attention that, while the staff of the SEC often provides written statements of its views upon request in the form of a no-action letter, the Goldman Letter (i) was not addressed to the Company and (ii) is not binding on the SEC as it relates to the transactions contemplated by the Purchase Agreement and the Forward Agreement.

This opinion letter is delivered to you, as the Representatives of the several Underwriters, solely for the benefit of the several Underwriters in connection with the transactions contemplated by the Purchase Agreement and may not be used or relied upon by any other person or for any other purpose without our prior written consent in each instance. We bring to your attention the fact that our legal opinions are an expression of professional judgment and not a guarantee of a result. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Sincerely yours,

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.

EXHIBIT A

Officers’ Certificate

EXHIBIT B

Pantry Contracts

1.	R.R Morrison & Son, Inc. Asset Purchase Agreement dated 11/9/00

2.	East Coast Oil Asset Purchase Agreement dated 1/5/01

3.	Amendment to BP Branded Jobber Contract dated 2/14/03

4.	Assignment of Exxon Franchise Agreement from Golden Gallon to Pantry dated 10/15/03 and the agreement between Exxon and Golden Gallon dated 4/1/02

5.	Chevron Branded Petroleum Products Agreement effective 1/1/04

6.	Star Enterprises Wholesale Marketing Agreement (Texaco) dated 7/1/98

7.	Petroleum Transportation Agreement between Mansfield Systems, Inc. and the Pantry dated 11/11/99

8.	Florida Lottery Contract dated 8/21/02

9.	Georgia Lottery Contract dated 5/17/00

10.	Letter Agreement for petroleum transport between Eagle Transport Corp. and the Pantry dated 7/16/98

11.	Citgo Location Transfer Agreement among Golden Gallon, the Pantry and Citgo dated 9/30/03

12.	Terminaling Agreement between Pantry an Citgo dated 10/16/03

13.	Master Contract between SEI Environmental, Inc. and the Pantry dated 11/25/03

Exhibit B

FORM OF OPINION OF BINGHAM MCCUTCHEN LLP

TO BE DELIVERED PURSUANT TO SECTION 5(c)

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Goldman, Sachs & Co.

William Blair & Company L.L.C.

Jefferies & Company, Inc.

Morgan Keegan & Company, Inc.

    as Representatives of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

4 World Financial Center

New York, New York 10080

Re: The Pantry, Inc. – Registered Secondary Offering

Ladies and Gentlemen:

We have acted as special counsel to FS Equity Partners III, L.P., FS Equity Partners IV, L.P. and FS Equity Partners International, L.P., each a Delaware limited partnership (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”), in connection with the sale of Shares (as defined below) pursuant to the Purchase Agreement dated as of October 13, 2004, by and among each of you, as representatives of the several underwriters referred to in Schedule A thereto (collectively, the “Underwriters”), The Pantry, Inc., a Delaware corporation (the “Company”), Merrill Lynch International and the Selling Stockholders (the “Purchase Agreement”). This opinion is rendered to you pursuant to Section 5(c) of the Purchase Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.

Pursuant to the Purchase Agreement, on the date hereof, the Selling Stockholders are selling an aggregate of 4,250,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (including 750,000 shares which may be sold upon the exercise of the over-allotment option by the underwriters) (all the shares to be sold by the Selling Stockholders, the “Shares”).

Our representation of the Selling Stockholders has been as special counsel for the purposes stated above.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (a) the representations and warranties of the Selling Stockholders and the other parties set forth in the Sale Documents (as defined below), (b) certificates of certain officers of the Selling Stockholders and (c) certificates of public officials and we have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

In connection with this opinion, we have examined originals or copies of the following documents:

(i)	the Purchase Agreement; and

(ii)	the Irrevocable Power of Attorney and Custody Agreements, dated as of September 30, 2004, by and between each of the Selling Stockholders and Wachovia Bank, N.A. and appointing Todd W. Halloran and Charles P. Rullman as the Selling Stockholders’ attorneys-in-fact (the “Custody Agreements”).

The documents specified in items (i) and (ii) above are referred to herein, collectively, as the “Sale Documents”. In addition to the documents listed in the preceding paragraph, we have also examined such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

As used in this opinion, the “UCC” means the Uniform Commercial Code as adopted and in effect in the State of New York, or another relevant, specified jurisdiction, as the case may be; and the “New York UCC” means the UCC of the State of New York.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in New York, without regard to choice of law (except as provided in the following paragraph), the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and the federal laws of the United States of America (except for tax, and, except as provided in paragraph 4 below, antitrust, securities or Blue Sky laws, as to which we express no opinion) and we express no opinion as to the laws of any other jurisdiction.

We note that the Sale Documents contain provisions stating that they are to be governed by the laws of the State of New York (each contractual choice of law clause being referred to as a “Chosen-Law Provision”). Except to the extent that such a Chosen-Law Provision is made enforceable by New York General Obligations Law Section 5-1401 as applied by courts located in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision, or otherwise, as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Sale Documents.

Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

(a)	The enforcement of any obligation of, or transfer of any property by, the Selling Stockholders or any other person, whether under the Sale Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws and rules of law affecting the enforcement generally of creditors’ rights and remedies; and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or transfer of any property by, the Selling Stockholders or any other person, whether under the Sale Documents or otherwise.

(b)	We express no opinion as to the availability of any specific or equitable relief of any kind.

(c)	The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d)	We express no opinion as to the enforceability of any particular provision of the Custody Agreements relating to or constituting (i) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102 or other applicable provisions of the applicable UCC, (ii) provisions in the Custody Agreements rendered ineffective or unenforceable by Part 4 of Article 9 of the applicable UCC or (iii) exculpation or exoneration clauses, indemnification clauses or clauses providing for contribution in lieu of indemnification and clauses relating to releases or waivers of unmatured claims or rights.

(e)	We note that, under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Custody Agreements could be affected by any failure of any party seeking enforcement not organized in New York to become authorized, under Article 13 of the New York Business Corporation Law, to do business in the State of New York.

(f)	We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

(g)	Although we have included an opinion in paragraph 3 below with respect to Article 8 of the New York UCC, we have made no examination of, and no opinion is given herein as to, any Selling Stockholder’s title to or other ownership rights in, the accuracy or sufficiency of the descriptions of, or the existence of any liens, charges, encumbrances, restrictions or limitations on, or adverse claims against, any of the property or assets of any Selling Stockholder. We have assumed without any independent investigation that each Selling Stockholder has rights in the Shares which it purports to transfer under the Sale Documents.

(h)	We call to your attention that under Section 8-303 of the applicable UCC, a “protected purchaser” (as defined in such Section 8-303) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto; we point out that, under Section 8-110(c) of the applicable UCC, the local law of the jurisdiction in which the security certificates evidencing the Shares are delivered to the securities intermediary governs whether an adverse claim with respect thereto may be asserted against the securities intermediary; and we point out that under Section 8-110(b)(4) of the applicable UCC, the law of the securities intermediary’s jurisdiction governs whether an adverse claim with respect to the Shares may be asserted against a person acquiring a securities entitlement from the securities intermediary with respect thereto;

(i)	We assume that the relevant “securities intermediary’s jurisdiction” (as determined pursuant to Section 8-110(e) of the applicable UCC) with respect to the securities entitlements referred to in paragraph 3 of this opinion is the State of New York;

(j)	We assume that delivery (within the meaning given such term in the applicable UCC) of stock certificates representing the Shares, indorsed to Depository Trust Company (“DTC”) or in blank by an effective indorsement, will be made to DTC (or its nominee) within the State of New York;

(k)	We assume that the Shares constitute “certificated securities” (within the meaning given such terms in the applicable UCC);

(l)	We assume that any legend set forth on the stock certificates representing the Shares will be removed prior to delivery of such certificates to DTC (or its nominee); and

(m)	When any opinion set forth below is given to our knowledge, or with reference to matters of which we are aware or which are known to us, or with a similar qualification, that knowledge is limited to the actual knowledge of the individual lawyers in this firm who have participated directly and substantively in the specific transactions to which this opinion relates or who have rendered significant legal services to the Selling Stockholders within the previous 12 months and without any special or additional investigation undertaken for the purposes of this opinion.

Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1.	The Purchase Agreement and the Custody Agreements have been duly authorized, executed and delivered by the Selling Stockholders.

2.	The Custody Agreement of each Selling Stockholder constitutes the valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

3.	Our opinions in this paragraph 3 are limited to Article 8 of the New York UCC. Upon (i) receipt, in the State of New York, by DTC or a nominee (other than a securities intermediary) acting on its behalf, of each of the stock certificates representing the Shares, indorsed to DTC (or its nominee) or in blank by an effective indorsement of the Selling Stockholder or together with properly completed and effective stock powers indorsing the Shares and duly executed by the Selling Stockholder in blank, (ii) the crediting by DTC of such Shares to “securities accounts” (as that term is defined in Section 8-501(a) of the New York UCC) of each of the Underwriters by making appropriate book entries with respect to the account of each Underwriter, and (iii) payment for the Shares by each of the Underwriters pursuant to the Purchase Agreement, and assuming that (x) neither DTC nor any of the Underwriters, at any relevant time, has notice (within the meaning of Section 8-105 of the New York UCC) of any “adverse claim” (within the meaning of Section 8-102(a)(1) of the New York UCC) to the Shares and (y) DTC is a “clearing corporation” (as that term is defined in Section 8-102 of the New York UCC), then (A) DTC will be a “protected purchaser” of such Shares (as that term is defined in Section 8-303 of the New York UCC), (B) each Underwriter will acquire a valid “security entitlement” (within the meaning of subsection (b) of Section 8-501 of the New York UCC) in respect of such Shares credited to its securities account, except as otherwise provided in (and subject to the provisions of) subsections (d) and (e) of Section 8-501 of the New York UCC, and (C) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the New York UCC) to a Share credited to its account may be asserted against such Underwriter with respect to such securities entitlement.

4.	No filing with, consent, approval, authorization, order, registration or qualification of or with any federal, New York or Delaware (as to DRULPA) governmental agency or body, including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or, to our knowledge, but without having investigated any governmental records or court documents, of any federal, New York or Delaware (as to DRULPA) court is required for (a) the compliance by any Selling Stockholder with the provisions of the Purchase Agreement and (b) the performance by any Selling Stockholder of its obligations under the Custody Agreement of such Selling Stockholder, except in each case for the registration under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended (the “34 Act”), of the Shares, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and filings which may be required after the date hereof pursuant to sections 13 and 16 of the 34 Act.

5.	The execution, delivery and performance of the Purchase Agreement and the Custody Agreements by each Selling Stockholder, the sale and delivery of the Shares and the consummation by such Selling Stockholder of the transactions contemplated in the Purchase Agreement and in the Registration Statement will not (a) to our knowledge, conflict with or constitute a breach of, or default (or give rise to any right of termination, cancellation or acceleration) under or result in the creation of any lien, charge or encumbrance upon the Shares pursuant to any material agreement or instrument to which such Selling Stockholder is a party and identified as such to us in the certificate of such Selling Stockholder delivered to us in connection with this opinion letter or (b) result in any violation of any provision of the organizational documents of such Selling Stockholder (if an entity) or any federal or New York law, DRULPA or, to our knowledge, any judgment, order, writ, injunction or decree of any court or other tribunal located in the state of New York of which we are aware and that is applicable to such Selling Stockholder.

This opinion is delivered solely to you and for your benefit in connection with the Sale Documents and may not be relied upon by you for any other purpose or furnished or referred to, or relied upon, by any other person or entity for any reason without our prior written consent.

Very truly yours,

BINGHAM McCUTCHEN LLP

Exhibit C

FORM OF OPINION OF LEATH, BOUCH & CRAWFORD LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Goldman, Sachs & Co.

William Blair & Company L.L.C.

Jefferies & Company, Inc.

Morgan Keegan & Company, Inc.

    as Representatives of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

4 World Finance Center

New York, New York 10080

RE:	Purchase Agreement dated as of October 13, 2004, among The Pantry, Inc., Merrill Lynch International, the Selling Stockholders named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the Underwriters specified therein (the “Purchase Agreement”)

Ladies and Gentlemen:

We have acted as South Carolina counsel to The Pantry, Inc., a Delaware corporation, and R&H Maxxon, Inc., a South Carolina corporation (the “Subsidiary”), in connection with the Purchase Agreement. Capitalized terms used herein without definition have the same meanings as in the Purchase Agreement.

In our capacity as such counsel, we have examined forms or copies, identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the Purchase Agreement, the Registration Statement, and the Prospectus, or relevant provisions thereof.

We also have examined copies of such corporate records, documents, certificates of public officials and officers and other representatives of the Subsidiary and the Company and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

For purposes of this opinion, we have assumed, without any independent investigation or verification of any kind, (i) the due promulgation and validity of all statutes, regulations, administrative procedures, determinations, permits, and orders; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to authentic original documents and completeness of all documents submitted to us as certified, conformed, or photostatic copies; (iv) that neither the original Purchase Agreement executed by the parties, the Registration Statement, nor the Prospectus have been modified or amended in any material respect from the forms or drafts thereof submitted to us for review; and (v) that the certificates of public officials dated earlier than the date hereof remain accurate from such earlier date through and including the date hereof.

We have assumed that the parties to the Purchase Agreement have the requisite power and authority to enter into the Purchase Agreement; that the Purchase Agreement has been duly authorized, executed, and delivered by each such party, that valid consideration has been given by each of the parties thereto; that no person or entity that did not have a twenty-five percent (25%) ownership interest before the offering will have it after; and that the Purchase Agreement constitutes the legal, binding, and valid obligations of each such party, enforceable against each such party in accordance with its terms.

We have made such factual and legal examinations and inquiries as we have deemed advisable for the purpose of rendering the opinions expressed below, except where a statement is qualified as to knowledge, in which case we have made a limited inquiry as specified below. We have not undertaken any independent investigation other than inquiring of officers of the Subsidiary or the Company, as necessary, to determine the accuracy of any such statement, and no inference that we have any knowledge on any matters pertaining to such statement should be drawn from our representation of the Company or the Subsidiary.

With respect to the good standing and authorization of the Subsidiary to transact business in the State of South Carolina, we have relied exclusively on a certificate provided to us by the South Carolina Secretary of State.

Based upon and subject to the foregoing, and subject to the additional qualifications and limitations set forth below, we are of the opinion that, as of the date hereof:

1. The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of South Carolina, has corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified as a corporation to transact business and is in good standing in South Carolina.

2. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by The Pantry, Inc., directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive rights of any securityholder of such Subsidiary.

3. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any South Carolina court or governmental authority or agency (other than as may be required under the securities or blue sky laws, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

4. The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the sale of the securities) do not and will not, whether with or without the giving of notice or lapse of time or both, (1) result in any violation of the provisions of the charter or by-laws of the Subsidiary, (2) result in any violation of any applicable South Carolina law, statute, rule or regulation, or (3) result in any violation of any applicable judgment, order, writ or decree of any South Carolina government, government instrumentality or court having jurisdiction over the Company or the Subsidiary or any of their respective properties, assets or operations.

5. The information in the Company’s Form 10-K in “Business—Government Regulation and Environmental Matters” (with respect to South Carolina laws and regulations) has been reviewed by us and correctly summarizes current South Carolina laws and regulations referred to therein.

The foregoing opinions are subject to the following assumptions, qualifications and limitations:

a. This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and similar laws.

b. This opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

c. We express no opinion as to any matter except as expressly set forth in paragraphs 1-5, above.

d. We are members of the Bar of the State of South Carolina and express no opinion as to the laws of any jurisdiction other than the State of South Carolina.

e. This opinion is rendered pursuant to Section 5(b) of the Purchase Agreement and may be relied upon only by you and the Underwriters.

f. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof and that may affect our opinions expressed herein.

g. We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of a result.

Very truly yours,

LEATH, BOUCH & CRAWFORD, LLP

Timothy W. Bouch

Exhibit D

FORM OF OPINION OF SMITH HULSEY & BUSEY

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Goldman, Sachs & Co.

William Blair & Company L.L.C.

Jefferies & Company, Inc.

Morgan Keegan & Company, Inc.

    as Representatives of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

4 World Finance Center

New York, New York 10080

RE:	Purchase Agreement dated as of October 13, 2004 (the “Purchase Agreement”) between The Pantry, Inc., a Delaware corporation (“Pantry”), Merrill Lynch International, the Selling Stockholders named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, and the other underwriters named therein____________________________________________________

Gentlemen:

This opinion letter is provided to you by us as Florida counsel to The Pantry, Inc. (the “Company”) pursuant to Section 5(b) of the Purchase Agreement. Capitalized terms used herein without definition that are defined in or by reference in the Purchase Agreement shall have the same meaning herein as they have in the Purchase Agreement

While we have represented the Company on a regular basis since November 1997, our engagement has been limited to specific matters in Florida that the Company’s management has referred to our firm.

In connection with this opinion, we have examined copies of the (i) Purchase Agreement, (ii) Pantry’s registration statement on Form S-3 (File No. 333-116972) (the “Registration Statement”) and (iii) the prospectus included as Part I of the Registration Statement, together with the prospectus supplement dated October 13, 2004 (the “Prospectus”). In addition, we have examined such other documents as we have deemed necessary or appropriate to express the opinions set forth herein, as well as originals or copies, certified or otherwise identified to our satisfaction, of other documents and records of public officials and officers of the Company as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In rendering the opinions expressed herein, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as a certified, conformed or reproduction copies.

With respect to questions of fact material to the opinions expressed herein, we have relied, with your permission, solely upon (i) written and oral statements of the Company, (ii) the representations and warranties of the Company in the Purchase Agreement and (iii) certificates of public officials, in each case without any independent inquiry, verification or examination by us. With respect to opinion number three (3) below, our representation of the Company regarding its compliance with Florida laws and regulations relating to the ownership and operation of underground petroleum storage tanks has been limited during the past several years to assisting the Company from time to time with (a) issues relating to site access, contamination and remediation at specific locations that are being sold or at which leases are expiring or being terminated and (b) specific pending or threatened disputes with neighboring landowners at several locations regarding existing contamination.

This opinion letter has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as updated on September 4, 1998, issued by the Business Law Section of The Florida Bar (the “Report”). The Report is incorporated by reference into this opinion letter.

We are admitted to the practice of law only in the State of Florida, and nothing herein shall be construed to be an opinion as to the effect of the laws of any jurisdiction other than the State of Florida.

Based upon and subject to the qualifications and limitations stated in this letter and the Report, we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Florida court, governmental authority or agency (other than as may be required under the securities or blue sky laws, as to which we express no opinion) is necessary or required in connection with the offering, issuance, sale or delivery of the Securities.

2. The execution, delivery and performance by the Company of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the sale of the Securities) do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of any applicable Florida law, statute, rule or regulation (other than as may be required under the securities or blue sky laws, as to which we express no opinion).

3. The description of Florida laws and regulations regarding underground petroleum storage tanks in the Company’s Form 10-K under “Business—Government Regulations and Environmental Matters—Storage and Sale of Gasoline” (with respect to Florida laws and regulations) has been reviewed by us and is, to our knowledge, accurate in all material respects.

This opinion letter is furnished to you by us as Florida counsel to the Company, is solely for your benefit and is rendered solely in connection with the transactions contemplated by the

Purchase Agreement. The opinions contained herein may be relied upon only in connection with the transactions contemplated by the Purchase Agreement and, except in connection with opinions of counsel rendered pursuant to the Purchase Agreement, may not be delivered, quoted to, or relied upon by, any other person, without our prior written consent.

Very truly yours,

SMITH HULSEY & BUSEY

By
A Shareholder

Exhibit E

                    , 2004

MERRILL LYNCH & CO.

Merrill	Lynch, Pierce, Fenner & Smith
Incorporated,

Goldman, Sachs & Co.

William Blair & Company L.L.C.

Jefferies & Company, Inc.

Morgan Keegan & Company, Inc.

    as Representatives of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

4 World Financial Center

New York, New York 10080

Re:	Proposed Public Offering of Shares of Common Stock of The Pantry, Inc.

Dear Sirs:

The undersigned, a stockholder, officer, director and/or employee of The Pantry, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, certain stockholders of the Company (the “Selling Stockholders”) and others providing for the public offering (the “Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer, director and/or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, make any short sale or otherwise dispose of or transfer any shares of the Company’s Common Stock, or any options or warrants to purchase any shares of the Company’s Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Securities”), or request or demand that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities. Notwithstanding the foregoing, the undersigned may (without the consent of Merrill Lynch): (a) sell the Shares to the Underwriters pursuant to the Underwriting Agreement; (b) exercise Securities convertible into shares of Common Stock owned by the undersigned as of the date of the Underwriting Agreement, it being understood and acknowledged that any shares of Common Stock acquired by the undersigned in connection with any such exercise or conversion shall be subject to this letter agreement; (c) if the undersigned is an individual, transfer Securities (i) by bona fide gift or (ii) to a member of the undersigned’s immediate family or to a trust of which the undersigned or an immediate family member is the beneficiary; or (d) if the undersigned is a corporation, partnership or other business entity, transfer Securities to another corporation, partnership or other business entity if the transferee and the undersigned are direct or indirect affiliates or otherwise related (other than as part of a pro rata distribution); provided that, prior to any transfer described in clauses (c) or (d), each transferee shall execute an agreement, in form reasonably satisfactory to Merrill Lynch, pursuant to which each transferee shall agree to be bound by the terms of this agreement for the remainder of the above-referenced 90-day period.

It is understood that, if the Company notifies you that the Selling Stockholders do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its, his or her obligations under this agreement. This agreement shall lapse and become null and void if the Offering shall not have occurred on or before December 31, 2004.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day lock-up period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

This lock-up letter is dated                     , 2004.

Very truly yours,

Signature:

Print Name:

Annex A

DELOITTE & TOUCHE LLP

FORM OF ACCOUNTANTS’ COMFORT LETTER PURSUANT TO SECTION 5(g)

(i) We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

(ii) In our opinion, the audited financial statements and the related financial statement schedules of the Company included and incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

(iii) With respect to the three months ended December 25, 2003, the three and six months ended March 25, 2004 and the three and nine months ended June 24, 2004, we have (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, on the unaudited consolidated balance sheets and unaudited consolidated statements of operations and cash flows as of and for the three months ended December 25, 2003, the three and six months ended March 25, 2004 and the three and nine months ended June 24, 2004 and (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial data referred to in (iii)(1) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that any material modifications should be made to the unaudited consolidated financial statements described in (iii)(1) above for them to be in conformity with generally accepted accounting principles or that the unaudited consolidated financial statements described in (iii)(1) above do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations adopted by the Commission thereunder.

(iv) In addition, on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the committees of the Company’s Board of Directors and any subsidiary committees since September 25, 2003, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

(1) at August 26, 2004 a specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock of the Company and its subsidiaries or any decrease in the working capital, total current assets, total assets or stockholders’ equity of the Company and its subsidiaries or any increase in the total current liabilities or total debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred; or

(2) for the period from June 24, 2004 to August 26, 2004, and for the period from June 24, 2004 to a specified date not more than five days prior to the date of this Agreement, there was any decrease in total revenues, income from operations, income before income taxes, net income, or earnings before interest, taxes, depreciation and amortization, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

(v) With respect to 11-day period ended October 15, 2003 of Golden Gallon, we have (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, on the unaudited consolidated statement of operations for such period and (2) inquired of certain officials of Golden Gallon who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial data referred to in (iii)(1) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that any material modifications should be made to the unaudited consolidated financial statements described in (v)(1) above for them to be in conformity with generally accepted accounting principles or that the unaudited consolidated financial statements described in (v)(1) above do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations adopted by the Commission thereunder.

(vi) Based upon the procedures set forth in clauses (iii) and (iv) above and a reading of the Selected Financial Data included in the Registration Statement and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data included and incorporated by reference in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

(vii) We have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 402 and 503(d), respectively, of Regulation S-K;

(viii) We are unable to and do not express any opinion on the Pro Forma Combining Statement of Operations for the year ended September 25, 2003, the three months ended December 25, 2003, or the six months ended March 25, 2004 or the Pro Forma Balance Sheet as of September 25, 2003 (the “Pro Forma Statements”) included or incorporated by reference in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; however, for purposes of this letter we have:

(A) read the Pro Forma Statements;

(B) performed an audit or a review in accordance with SAS 100 of the financial statements to which the pro forma adjustments were applied;

(C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

(D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements;

and on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statements included in the Registration Statement do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(ix) In addition to the procedures referred to in clause (iv) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

Annex B

DELOITTE & TOUCHE LLP

FORM OF ACCOUNTANTS’ COMFORT LETTER PURSUANT TO SECTION 5(g)

(i) We are independent public accountants with respect to the Golden Gallon Group within the meaning of the 1933 Act and the 1934 Act and the published rules and regulations thereunder.

(ii) In our opinion, the audited financial statements and the related financial statement schedules of the Golden Gallon Group incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the published rules and regulations thereunder.

(iii) With respect to the three-month periods ended December 28, 2002 and December 29, 2001, we have (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, on the unaudited condensed consolidated statements of income, cash flows and Royal Ahold invested equity for the three month periods ended December 28, 2002 and December 29, 2001 and (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial data referred to in (iii)(1) above are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.

(iv) Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that any material modifications should be made to the unaudited condensed consolidated financial statements described in (iii)(1) above for them to be in conformity with generally accepted accounting principles or that the unaudited condensed consolidated financial statements described in (iii)(1) above do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations adopted by the Commission thereunder.

(v) In addition to the procedures referred to in clause (iii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.